EXHIBIT 10.1

FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT

This First Amendment dated as of March 28, 2013 (the “First Amendment”) to the Share Exchange Agreement dated as of December 7, 2012 by and among Life Nutrition Products, Inc., a Delaware corporation (“LNP”), ADGS Advisory Limited, a Hong Kong corporation (“ADGS”), and ADGS Advisory (Holding) Limited, a British Virgin Islands corporation (“ADGS Holdings”), Almonds Kisses Limited (BVI), a British Virgin Islands company (the “BVI Entity”) and each of the shareholders of the BVI Entity identified on the signature page hereto (the “BVI Entity Shareholders”).

RECITALS:

A. On December 7, 2012, LNP, ADGS and ADGS Holdings entered into the Share Exchange Agreement pursuant to which LNP agreed to acquire 100% of the issued and outstanding shares of capital stock of ADGS in exchange for the issuance of an aggregate of 20,155,000 shares of common stock of LNP on the terms and subject to the conditions set forth therein (hereinafter, as amended, the “Share Exchange Agreement”; all capitalized terms used in this First Amendment which are not defined herein, but which are defined in the Share Exchange Agreement, shall have the respective meanings ascribed thereto in the Share Exchange Agreement).

B. The BVI Entity is the owner of 100% of the issued and outstanding shares of capital stock of ADGS notwithstanding the fact that the Share Exchange Agreement identified the owner of such 100% interest of ADGS as ADGS Holdings.

C. The parties now desire to amend the terms of the Share Exchange Agreement as hereinafter set forth to correct the errors set forth above and provide, among other things, that at the Closing, LNP shall acquire 100% of the issued and outstanding shares of capital stock of the BVI Entity (the “BVI Entity Shares”) from the the BVI Entity Shareholders instead of acquiring the shares of ADGS, on the same terms and conditions as set forth in the Share Exchange Agreement, which the BVI Entity and the BVI Entity Shareholders by executing this First Amendment will become parties to the Share Exchange Agreement and will deliver to LNP the BVI Entity Shares in exchange for the Exchange Shares.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. References to the Shareholders throughout the entire Share Exchange Agreement are amended to refer to the BVI Entity Shareholders and references to the ADGS Shares and, where applicable, corresponding references to ADGS, throughout the entire Share Exchange Agreement are amended to refer to the BVI Entity Shares and the BVI Entity.

2. References to ADGS in Sections 1.03, 1.04, 1.06, 1.07, 1.08, 1.09, 1.10, 1.11, 1.12, 1.13 and 1.14 are amended to refer to each of ADGS and the BVI Entity.

3. The BVI Entity by executing this First Amendment makes the representations and warranties set forth in Article I of the Share Exchange Agreement, and makes the following additional representations and warranties concerning the BVI Entity:

(a) Organization. The BVI Entity is duly incorporated, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the organizational or other governing documents of the BVI Entity. The BVI Entity has taken all actions required by law, its organizational and other governing documents, or otherwise to authorize the execution and delivery of this Agreement. The BVI Entity has full power, authority, and legal capacity and prior to the Closing Date will have taken all action required by law, its organizational and other governing documents, and otherwise to consummate the transactions herein contemplated.

(b) Capitalization. The authorized capital stock of the BVI Entity consists of 50,000 shares of capital stock, par value USD 1.00 per share, of which 50,000 shares are issued and outstanding. All of such issued and outstanding shares have been validly issued and are fully paid and non-assessable. There are no outstanding warrants, options, subscriptions or other rights of any kind or nature by which any person or entity can acquire any additional shares of capital stock or other securities of any kind or nature of the BVI Entity; no shareholder of the BVI Entity or other person or entity is entitled to any preemptive rights, rights of first refusal or other rights of any kind or nature arising out of or relating to the transfer of the BVI Shares to LNP under this Agreement. The BVI Entity Shares Shares are subject to no lien, claim, charge or encumbrance of any kind or nature; are not subject to any shareholders agreement, right of first refusal or preemptive rights; and constitute 100% of the issued and outstanding shares of the capital stock of the BVI Entity. The BVI Entity owns 100% of the issued and outstanding capital stock of ADGS.

4. Except as otherwise provided in this First Amendment, all of the terms, covenants and conditions of the Share Exchange Agreement shall remain in full force and effect.

5. On and after the date hereof, each reference in the Share Exchange Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, shall mean and be a reference to the Share Exchange Agreement as amended hereby.

6. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. The counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

LIFE NUTRITION PRODUCTS, INC.		ADGS ADVISORY LIMITED

By:	/s/ Chu Zhanjun	By:	/s/ Tong Wing Shan
Name:	Chu Zhanjun	Name:	Tong Wing Shan
Title :	CEO	Title :	Director

ADGS ADVISORY (HOLDING) LIMITED

By:	/s/ Chan Yiu Hang
Name:	Chan Yiu Hang
Title:	Director

THE BVI ENTITY: ALMONDS KISSES LIMITED (BVI)

By:	/s/ Tong Wing Shan
Name:	Tong Wing Shan
Title:	Director

THE BVI ENTITY SHAREHOLDERS:

	/s/ Tong Wing Yee		/s/ Tong Wing Shan
	Tong Wing Yee		Tong Wing Shan

	/s/ Tso Yin Yee		/s/ Pang Yiu Kwong
	Tso Yin Yee		Pang Yiu Kwong

	/s/ Sin Kok Ho		/s/ Fahy Roase Collette
	Sin Kok Ho		Fahy Roase Collette

	/s/ Tsang Kwai Chun	ADGS Advisory (Holding) Limited
Tsang Kwai Chun
		By:	/s/ ChanYiu Hang
		Name:	Chan Yiu Hang
		Title:	Director